NEWTEKONE, INC. _____________________________ EMPLOYMENT AGREEMENT WITH MICHAEL A. SCHWARTZ _____________________________ PREAMBLE. This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of the 1st day of April 2026 (the “Effective Date”), by and between NEWTEKONE, INC. (the “Company”) and MICHAEL A. SCHWARTZ (the “Executive”). WHEREAS, the Executive is currently employed by the Company as Chief Legal Officer and Corporate Secretary; and WHEREAS, the parties desire by this writing to set forth the employment relationship of the Company and the Executive as of the Effective Date. NOW, THEREFORE, it is AGREED as follows: 1. Defined Terms When used anywhere in the Agreement, the following terms shall have the meaning set forth herein. (a) “Board” shall mean the Board of Directors of the Company. (b) “Common Stock” shall mean shares of the Company’s common stock, par value $0.02 per share. (c) “Good Reason” shall mean any of the following events, which has not been consented to in advance by the Executive in writing during the term of the Agreement: (i) the requirement that the Executive move his personal residence, or perform his principal executive functions, more than fifty (50) miles from his primary office as of the Effective Date; (ii) a material reduction in the Executive’s Annual Base Compensation as the same may be increased from time to time; (iii) the failure by the Company to continue to provide the Executive with compensation and benefits provided for on the Effective Date, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the executive benefit plans in which the Executive now or hereafter becomes a participant, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him; (iv) the assignment to the Executive of duties and responsibilities that constitute a material diminution from those associated with his position on the Effective Date; or (v) a material diminution or reduction in the Executive’s responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company. (d) “Just Cause” shall mean the Executive’s willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, conviction for a felony, or material breach of any provision of this Agreement. No act, or failure to act, on the

2 Executive’s part shall be considered “willful” unless Executive has acted, or failed to act, with an absence of good faith and without a reasonable belief that Executive’s action or failure to act was in the best interests of the Company. 2. Employment. The Executive is employed as Chief Legal Officer and Corporate Secretary of the Company. The Executive shall render such administrative and management services for the Company and its subsidiaries as are currently rendered and as are customarily performed by persons situated in a similar executive capacity and consistent with the duties of a Chief Legal Officer as set forth in the Bylaws of the Company. The Executive shall report to the Chief Executive Officer. The Executive shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company and its subsidiaries. The Executive’s other duties shall be such as the Chief Executive Officer or Board may from time to time reasonably direct, including normal duties as an officer of the Company. 3. Annual Base Compensation. The Company agrees to pay the Executive during the term of this Agreement a salary at the rate of $625,000 per annum, payable in cash not less frequently than monthly. 4. Cash Bonuses. The Chief Executive Officer shall determine the Executive’s right to receive cash bonuses. Cash bonuses shall be awarded annually based upon the Executive’s and the Company’s annual performance pursuant to the Company’s policy. 5. Other Benefits. (a) Participation in Retirement, Medical and Other Plans. The Executive shall be eligible to participate in any plan that the Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans. (b) Executive Benefits; Expenses. The Executive shall participate in any fringe benefits which are or may become available to the Company’s senior management executives, including for example incentive compensation plans, club memberships, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Executive under this Agreement. The Executive shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company. 6. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on March 31, 2027, or such earlier date as is determined in accordance with Section 11 (the “Term”).” 7. Loyalty; Noncompetition. (a) During the period of Executive’s employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Executive shall devote substantially all of Executive’s full business time, attention, skill, and efforts to the faithful

3 performance of Executive’s duties hereunder; provided, however, from time to time, Executive may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, at the request of the Company or which will not present in the opinion of the Board any conflict of interest with the Company or any of its subsidiaries, nor unfavorably affect the performance of Executive’s duties pursuant to this Agreement, nor violate any applicable statute or regulation. During the Term of Executive’s employment under this Agreement, the Executive shall not engage in any business or activity contrary to the business affairs or interests of the Company or its subsidiaries. (b) Nothing contained in this Paragraph 7 shall be deemed to prevent or limit the Executive’s right to invest in the capital stock or other securities of any business dissimilar from that of the Company or, solely as a passive or minority investor, in any business, provided such investment does not: (i) constitute a conflict of interest, (ii) violate laws or regulations applicable to the Company, including, or (iii) violate any rules or polices promulgated by the Board. 8. Standards. The Executive shall perform his duties under this Agreement in accordance with such reasonable standards as the Chief Executive Officer may establish from time to time. The Company will provide Executive with the working facilities and staff customary for similar executives and necessary for him to perform his duties. 9. Paid Time Off. At such reasonable times according to Company policy the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as paid time off; provided that: (a) The Executive shall be entitled to annual paid time off in accordance with the policies that the Company periodically establishes for senior management executives of the Company. (b) The Executive shall not receive any additional compensation from the Company on account of his failure to take paid time off, and the Executive shall not accumulate unused paid time off from one fiscal year to the next, except in either case to the extent authorized by the Chief Executive Officer. (c) In addition to the aforesaid paid time off, the Executive shall be entitled to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Chief Executive Officer may in his discretion determine. Further, the Chief Executive Officer may grant to the Executive a leave or leaves of absence with or without pay. (d) In addition, the Executive shall be entitled to an annual sick leave benefit as established by the Company. 10. Indemnification. The Company shall, to the extent permitted by the Company’s Bylaws, indemnify and hold harmless Executive from any and all loss, expense, or liability that he may incur due to his services for the Company as an officer and or a director of the Company or any of its subsidiaries (including any liability Executive may ever incur as the result of severance

4 benefits Executive collects pursuant to Sections 11 or 13), during the full Term of this Agreement and shall at all times maintain adequate insurance for such purposes. 11. Termination and Termination Pay. Subject to Section 13 hereof, the Executive’s employment hereunder may be terminated under the following circumstances: (a) Just Cause. The Chief Executive Officer may, based on a good faith determination and only after giving the Executive written notice and a reasonable opportunity to cure, immediately terminate the Executive’s employment at any time, for Just Cause. The Executive shall have no right to receive compensation or other benefits for any period after termination for Just Cause. (b) Without Just Cause. The Chief Executive Officer may, by written notice to the Executive, immediately terminate Executive’s employment for a reason other than Just Cause. In such event, the Executive shall be entitled to a total severance payment equal to one (1) times the sum of (i) Executive’s Annual Base Compensation in effect at the time of termination, plus (ii) the amount of all compensation paid to Executive under Section 4 hereof with respect to the immediately preceding fiscal year (the “Severance Payment”). The Severance Payment shall be paid in equal installments over a twelve (12) month period following the Executive’s termination of employment, payable in accordance with the Company’s regularly scheduled payroll (the “Installment Payments”). Each Installment Payment shall be treated as a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii). (c) Resignation by Executive with Good Reason. The Executive may at any time immediately terminate employment for Good Reason, in which case the Executive shall be entitled to receive the Severance Payment payable in the same manner and on the same basis as provided for under Section 11(b) herein upon a termination without Just Cause. In addition, the Executive will be entitled to health, life, disability and other benefits which the Executive would have been eligible to participate in through the expiration of the Term based on the benefit levels substantially equal to those that the Company provided for the Executive at the date of termination of employment, subject to any restrictions as may be required under Code Section 409A (d) Resignation by Executive without Good Reason. The Executive may voluntarily terminate employment with the Company during the term of this Agreement, upon at least 60 days’ prior written notice to the Chief Executive Officer, in which case the Executive shall receive only his compensation, vested rights, and Executive benefits up to the date of Executive’s last day of employment. (e) Death, or Disability. If the Executive’s employment terminates during the Term of this Agreement due to Executive’s death or a disability that results in Executive’s collection of any long-term disability benefits, the Executive (or the beneficiaries of Executive’s estate) shall be entitled to receive the compensation and benefits that the Executive would otherwise have become entitled to receive pursuant to subsection (d) hereof upon a resignation without Good Reason. (f) Non-Renewal Payment. If the Term of this Agreement is not extended for at least one (1) additional year in circumstances in which the Executive is willing and able to

5 execute such extension and continue performing services (the “Non-Renewal”), then the Executive’s employment shall be terminated by the Company effective as of the expiration of the Term, in which event Executive shall be entitled to one (1.0) times the Executive’s Annual Base Compensation in effect at the time of termination (the “Non-Renewal Payment”). The Non- Renewal Payment shall be paid in equal installments over the six (6) month period following the Executive’s termination of employment, payable in accordance with the Company’s regularly scheduled payroll. (f) Non-Renewal Payment. If the Term of this Agreement is not extended for at least one (1) additional year in circumstances in which the Executive is willing and able to execute such extension and continue performing services (the “Non-Renewal”), then the Executive’s employment shall be terminated by the Company effective as of the expiration of the Term, in which event Executive shall be entitled to fifty percent (50%) times the Severance Payment (the “Non-Renewal Payment”). The Non-Renewal Payment shall be paid in equal installments over the six (6) month period following the Executive’s termination of employment, payable in accordance with the Company’s regularly scheduled payroll. (g) Acceleration of Equity Awards. All: (i) outstanding and unvested options to purchase Common Stock granted to Executive under any equity plan of the Company, (ii) unvested shares of restricted Common Stock awarded to the Executive under any equity plan of the Company, and (iii) other equity and equity equivalent awards then held by the Executive, shall be accelerated in full, and thereafter all such options, shares of restricted Common Stock and other equity awards shall be immediately vested and exercisable for such period of time as provided for by the specific agreements governing each such award, upon Executive’s termination pursuant to Sections 11(b), (c), (e) or (f) hereof. 12. No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment. 13. [Intentionally Omitted]. 14. Covenants. (a) Definitions. For purposes of this Agreement: (i) Restrictive Period. The term “Restrictive Period” shall mean the period beginning on the Effective Date and ending two (2) years after the termination of the Executive’s employment hereunder. (ii) Covered Customer. The term “Covered Customer” shall mean (A) during the Term, any customer, merchant, independent sales agency (ISA), independent sales organization (ISO), alliance partner, referral partner or any intermediary of the Company or its subsidiaries and (B) after the Term, as of the end of the Term, a Covered Customer of the Company or its subsidiaries within the prior three years.

6 (iii) Covered Business. The term “Covered Business” shall mean (A) during the term, any business in which the Company is engaged and (B) after the Term, any business in which the Company was engaged as of the end of the Term. (iv) Covered State. The term “Covered State” shall mean (A) during the Term, any state in the United States and (B) after the Term, any state (1) in which, as of the end of the Term, the Company was engaged in business or (2) with respect to which the Company, as of the end of the Term, had expended material expense and/or efforts in connection with preparing to do business therein. (b) Non-Interference. The Executive covenants and agrees that Executive will not at any time during the Restrictive Period for whatever reason, whether for Executive’s own account or for the account of any other person, firm, corporation or other business organization: (i) interfere with contractual relationships between the Company or its subsidiaries and any of their Covered Customers or employees; (ii) hire, or solicit for hire, any person who is employed by the Company or its subsidiaries, without the express written consent of the Company; or (iii) other than on behalf of the Company or its subsidiaries, solicit any Covered Customer in connection with the engagement, by any person or entity, in any Covered Business in any Covered State. (c) Confidentiality. The Executive will not, at any time whether during or after his termination of employment, (i) disclose to anyone, without proper authorization from the Company, or (ii) use, for his or another’s benefit, any confidential or proprietary information of the Company or any subsidiary of the Company, which may include trade secrets, business plans or outlooks, financial data, marketing or sales programs, customer lists, brand formulations, training and operations manuals, products or price strategies, mergers, acquisitions, and/or Company personnel issues. (d) Blue Pencil; Equitable Relief. The provisions contained in this Section 14 as to the time periods, scope of activities, persons or entities affected, and territories restricted shall be deemed divisible so that if any provision contained in this Section is determined to be invalid or unenforceable, such provision shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted. The Executive acknowledges that the provisions of this Section 14 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that if he breaches or threatens to breach any of the covenants contained in this Section 14, the Company will be entitled (i) to damages sufficient to compensate the Company for any harm to the Company caused thereby and (ii) to specific performance and injunctive relief for the purpose of preventing the breach or threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy, in addition to any other relief to which the Company may be entitled under this Agreement. 15. Reimbursement for Litigation Expenses. In the event that any dispute arises between the Executive and the Company as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Executive takes to enforce the terms of this Agreement or to defend against any action taken by the Company, the Executive shall be reimbursed for all costs and expenses, including reasonable attorneys’ fees, arising from such dispute, proceedings or actions, provided that the Executive shall

7 obtain a final judgement by a court of competent jurisdiction in favor of the Executive. Such reimbursement shall be paid within ten (10) days of Executive’s furnishing to the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Executive. 16. Successors and Assigns. (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company. (b) Since the Company is contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company. 17. Corporate Authority. Company represents and warrants that the execution and delivery of this Agreement by it has been duly and properly authorized by the Board and that when so executed and delivered this Agreement shall constitute the lawful and binding obligation of the Company. 18. Amendments; Waiver. No amendments or additions to this Agreement or waiver of any provision of this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided. 19. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of New York shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise. 20. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein. 21. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto with respect to the matters addressed and shall supercede all previous agreements with respect to such matters. 22. Tax Matters. All payments or benefits provided under this Agreement are subject to any applicable employment or tax withholdings or deductions. In addition, the parties hereby agree that it is their intention that all payments or benefits provided under this Agreement be exempt from, or if not so exempt, comply with, Code Section 409A and this Agreement shall be interpreted accordingly. Notwithstanding anything in this Agreement to the contrary, if any payments or benefits made or provided under the Agreement are considered deferred

8 compensation subject to Code Section 409A payable on account of Employee’s separation from service (but that do not meet an exemption under Code Section 409A, including without limitation the short term deferral or the separation pay plan exemption), such payments or benefits shall be paid no earlier than the date that is six (6) months following Employee’s separation from service (or, if earlier, the date of death) to the extent required by Code Section 409A. 23. Counterparts/Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all of the parties reflected hereon as the signatories. Photographic, faxed or PDF copies of such signed counterparts may be used in lieu of the originals for any purpose. The words “executed,” “signature,” “signatories,” and words of like import in this Agreement or in any signed amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 24. Clawback/Recapture Policy. Any compensation that is awarded, earned or vested by the Executive pursuant to this Agreement is subject to any policies, including any clawback, recoupment or stock ownership policies, which are in effect at the Company from time to time. Any portion of such compensation that is awarded, earned or vested by the Executive pursuant to this Agreement is subject to forfeiture, recovery by the Company or other action pursuant to any policies which the Company may adopt from time to time pursuant to laws or regulations, including without limitation, any such policy which the Company may be required to adopt under applicable law. [signatures on following page]

9 IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written. NEWTEKONE, INC. By: Barry Sloane, Chief Executive Officer EXECUTIVE By: Michael A. Schwartz